Exhibit 23.1

               Consent of Independent Certified Public Accountants



U.S. Securities and Exchange Commission
Division of Corporation Finance
450 Fifth Street, N.W.
Washington, D.C. 20549

Re:  Arizona Aircraft Spares - Form S-8

Dear Sir/Madame:

As independent certified public accountants, we hereby consent to the incorporation by reference in this Registration Statement on Form S-8, of our report dated February 27, 2004 in Arizona Aircraft Spares's Annual Report on Form 10-KSB for the year ended December 31, 2003 and to all references to our firm included in this Registration Statement.

                                       Sincerely,


New York, New York                     /s/  Russell Bedford Stefanou Mirchadani
August 19, 2004                        Russell Bedford Stefanou Mirchadani